                       PRINCIPAL UNDERWRITER'S AGREEMENT
                       ---------------------------------

     IT IS HEREBY AGREED by and between UNITED INVESTORS LIFE INSURANCE COMPANY ("INSURANCE COMPANY") on behalf of RETIREMAP VARIABLE ACCOUNT
(the "Variable Account") and MAP INVESTMENTS, INC. ("PRINCIPAL UNDERWRITER") as follows:

                                       I

     INSURANCE COMPANY proposes to issue and sell Individual Variable Deferred Annuity Contracts (Form-V96) (the "Contracts") of the Variable Account to the public through PRINCIPAL UNDERWRITER. The PRINCIPAL UNDERWRITER agrees to provide sales service subject to the terms and conditions hereof. The Contracts to be sold are more fully described in the registration statement and prospectus hereinafter mentioned. Such Contracts will be issued by INSURANCE COMPANY through the Variable Account.

                                      II

     INSURANCE COMPANY grants PRINCIPAL UNDERWRITER the exclusive right, during the term of this Agreement, subject to registration requirements of the Securities Act of 1933 and the Investment Company Act of 1940 and the provisions of the Securities Exchange Act of 1934, to be the distributor of the Contracts issued through the Variable Account. PRINCIPAL UNDERWRITER will sell the Contracts under such terms as set by INSURANCE COMPANY and will make such sales to purchasers permitted to buy such Contracts as specified in the prospectus.

                                      III

     PRINCIPAL UNDERWRITER shall be compensated for its distribution services under the terms and conditions as set forth in a marketing agreement between the PRINCIPAL UNDERWRITER and INSURANCE COMPANY.

                                      IV

     On behalf of the Variable Account, INSURANCE COMPANY shall furnish PRINCIPAL UNDERWRITER with copies of all prospectuses, financial statements and other documents which PRINCIPAL UNDERWRITER reasonably requests for use in connection with the distribution of the Contracts. INSURANCE COMPANY shall provide to PRINCIPAL UNDERWRITER such number of copies of the current effective prospectuses as PRINCIPAL UNDERWRITER shall request.

                                       V

     PRINCIPAL UNDERWRITER is not authorized to give any information, or to make any representations concerning the Contracts or the Variable Account of INSURANCE COMPANY other than those contained in the current registration statements or prospectuses relating to the Variable Account filed with the Securities and Exchange Commission or such sales literature as may be authorized by INSURANCE COMPANY.

                                      VI

     Both parties to this Agreement agree to keep the necessary records as indicated by applicable state and federal law and to render the necessary assistance to one another for the accurate and timely preparation of such records.

                                      VII

     This Agreement shall be effective upon the execution hereof and will remain in effect unless terminated as hereinafter provided.

     This Agreement may at any time be terminated by mutual consent of the parties hereto.

                                     VIII

     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent by First Class Mail, Registered or Certified, postage prepaid and properly addressed.


     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized.


     EXECUTED this ____ day of ___________, 1997.


                                INSURANCE COMPANY

                                UNITED INVESTORS LIFE INSURANCE
                                COMPANY

                                BY:
                                   --------------------------------

ATTEST:
       -----------------------
             Secretary


                                PRINCIPAL UNDERWRITER

                                MAP INVESTMENTS, INC.

                                BY:
                                   --------------------------------

ATTEST:
       -----------------------
             Secretary

                               SELLING AGREEMENT


     Agreement dated as of __________________, 199_, by and among United Investors Life Insurance Company, a Missouri corporation ("Life Company"); MAP Investments, Inc., an Oklahoma corporation ("Distributor"); ___________________, a ____________________ corporation ("Broker/Dealer") and ______________________,
("Insurance Agent").

                                   RECITALS:

A. Pursuant to a distribution agreement with Distributor, Life Company has appointed Distributor as the principal underwriter of the variable annuity contracts identified in Schedule 1 to this Agreement at the time that this Agreement is executed, and such other variable annuity contracts or variable life insurance contracts that may be added to Schedule 1 from time to time in accordance with Section 2(f) of this Agreement. Such contracts together with any fixed annuity contracts shown on Schedule 1 shall be referred to herein as "Contracts".

B. The parties to this Agreement desire that Broker/Dealer and Insurance Agent be authorized to solicit applications for the sale of the Contracts to the general public subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

1.   Additional Definitions

     (a)  Affiliate - With respect to a person, any other person controlling,
          ---------
          controlled by, or under common control with, such person.

     (b)  Agent - An individual associated with Insurance Agent and
          -----
          Broker/Dealer who is appointed by Life Company as an agent for the purpose of soliciting applications.

     (c)  NASD - The National Association of Securities Dealers, Inc.
          ----

     (d)  1933 Act - The Securities Act of 1933, as amended.
          --------

     (e)  1934 Act - The Securities and Exchange Act of 1934, as amended.
          --------

     (f)  1940 Act - The Investment Company Act of 1940, as amended.
          --------

     (g)  Premium - A payment made under a Contract to purchase benefits under
          -------
          such Contract.

     (h)  Prospectus - With respect to each Contract, the prospectus for such
          ----------
          Contract included within the Registration Statement for such Contract; provided, however, that, if the most recently filed prospectus, filed pursuant to Rule 497 under the 1933 Act subsequent to the date on which the Registration Statement became effective differs from the prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the most recently filed prospectus filed under Rule 497 from and after the date on which it shall have been filed.

     (i)  Registration Statement - With respect to each Contract, the most
          ----------------------
          recent effective registration statement(s) filed with the SEC or the most recent effective post-effective amendment(s) thereto with respect to such Contract, including financial statements included therein and all exhibits thereto. There may be more than one Registration Statement in effect at a time for a Contract; in such case, any reference to "the Registration Statement" for a Contract shall refer to any or all, depending on the context, of the Registration Statements for such Contract.

     (j)  SEC - The Securities and Exchange Commission.
          ---

     (k)  Service Center - Policy Service Office:
          --------------
               P.O. Box 10207, Birmingham, Alabama 35202-0207

2.   Authorization of Broker/Dealer and Insurance Agent

     (a) Distributor hereby authorizes Broker/Dealer under the securities laws, and Life Company hereby authorizes and appoints Insurance Agent under the insurance laws, each in a non-exclusive capacity, to distribute the Contracts. Broker/Dealer and Insurance Agent accept such authorization and appointment and shall use their best efforts to find purchasers for the Contracts, in each case acceptable to Life Company.

     (b) Life Company shall notify Broker/Dealer and Insurance Agent in writing of all states and jurisdictions in which Life Company is licensed to sell the Contracts. Broker/Dealer and Insurance Agent acknowledge that no territory is exclusively assigned hereunder, and Life Company reserves the right in its sole discretion to establish or appoint one or more agencies in any jurisdiction in which Insurance Agent transacts business hereunder.

     (c) Insurance Agent is vested under this Agreement with power and authority to select and recommend individuals associated with Insurance Agent for appointment as Agents of Life Company, and only individuals so recommended by Insurance Agent shall become Agents, provided that Life Company reserves the right in its sole discretion to refuse to appoint any proposed agent or, once appointed, to terminate the same at any time with or without cause.

     (d) Neither Broker/Dealer nor Insurance Agent shall expend or contract for the expenditure of the funds of Life Company. Broker/Dealer and Insurance Agent each shall pay all expenses incurred by each of them in the performance of this Agreement, unless otherwise specifically provided for in this Agreement or unless Life Company and Distributor shall have agreed in advance in writing to share the cost of certain expenses. Initial and renewal state appointment fees for Insurance Agent and appointees of Insurance Agent as Agents of Life Company will be paid by Life Company according to the terms set forth in the rules and regulations as may be adopted by Life Company from time to time. Neither Broker/Dealer nor Insurance Agent shall possess or exercise any authority on behalf of Distributor or Life Company other than that expressly conferred on Broker/Dealer or Insurance Agent by this Agreement. In particular, and without limiting the foregoing, neither Broker/Dealer nor Insurance Agent shall have any authority, nor shall either grant such authority to any Agent, on behalf of Distributor or Life Company: to make, alter or discharge any Contract or other contract entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Premiums; or to receive any monies or Premiums from applicants for or purchasers of the Contracts (except for the sole purpose of forwarding monies or Premiums to Life Company).

     (e) Broker/Dealer and Insurance Agent acknowledge that Life Company has the right in its sole discretion to reject any applications or Premiums received by it and to return or refund to an applicant such applicant's Premium.

     (f) Schedule 1 to this Agreement may be amended by Distributor and Life Company in their sole discretion from time to time to include other variable annuity contracts, fixed annuity contracts, or variable life insurance contracts, or to delete contracts from the Schedule.

     (g) Distributor and Life Company acknowledge that Broker/Dealer and Insurance Agent are each an independent contractor. Accordingly, Broker/Dealer and Insurance Agent are not obliged or expected to give full time and energies to the performance of their obligations hereunder, nor are Broker/Dealer and Insurance Agent obliged or expected to represent

          Distributor or Life Company exclusively. Nothing herein contained shall constitute Broker/Dealer, Insurance Agent, the Agents or any agents or representatives of Broker/Dealer or Insurance Agent as employees of Distributor or Life Company in connection with solicitation of applications for the Contracts.

3.   Licensing and Registration of Broker/Dealer, Insurance Agent and Agents

     (a) Broker/Dealer represents and warrants that it is a Broker/Dealer registered with the SEC under the 1934 Act, and is a member of the NASD in good standing. Broker/Dealer must, at all times when performing its functions and fulfilling its obligations under this Agreement, be duly registered as a Broker/Dealer under the 1934 Act and as required by applicable law, in each state or other jurisdiction in which Broker/Dealer intends to perform its functions and fulfill its obligations hereunder.

     (b) Insurance Agent represents and warrants that it is a licensed life insurance agent where required to solicit applications. Insurance Agent must, at all times when performing its functions and fulfilling its obligations under this Agreement, be duly licensed to sell the Contracts in each state or other jurisdiction in which Insurance Agent intends to perform its functions and fulfill its obligations hereunder.

     (c) Broker/Dealer shall ensure that no individual shall offer or sell the Contracts on its behalf in any state or other jurisdiction in which the Contracts may lawfully be sold unless such individual is an associated person of Broker/Dealer (as that term is defined in Section 3(a)(18) of the 1934 Act) and duly registered with the NASD and any applicable state securities regulatory authority as a registered person of Broker/Dealer qualified to distribute the Contracts in such state or jurisdiction. Broker/Dealer shall be solely responsible for the background investigations of the Agents to determine their qualifications and will provide Life Company upon request with copies of such investigations.

     (d) Insurance Agent shall ensure that no individual shall offer or sell the Contracts on behalf of Insurance Agent in any state or other jurisdiction unless such individual is duly affiliated as an agent of Insurance Agent, duly licensed and appointed as an agent of Life Company, and appropriately licensed, registered or otherwise qualified to offer and sell the Contracts to be offered and sold by such individual under the insurance laws of such state or jurisdiction. Insurance Agent shall be responsible for investigating the character, work experience and background of any proposed agent prior to recommending appointment as agent of Life Company. Upon request, Life

          Company shall be provided with copies of such investigation. All matters concerning the licensing of any individuals recommended for appointment by Insurance Agent under any applicable state insurance law shall be a matter directly between Insurance Agent and such individual, and the Insurance Agent shall furnish Life Company with proof of proper licensing of such individual or other proof, reasonably acceptable to Life Company. Broker/Dealer and Insurance Agent shall notify Distributor and Life Company immediately upon termination of an Agent's association with Broker/Dealer or Insurance Agent.

     (e) Without limiting the foregoing, Broker/Dealer and Insurance Agent represent that they are in compliance with the terms and conditions of letters issued by the Staff of the SEC with respect to the non-registration as a broker/dealer of an insurance agency associated with a registered broker/dealer. Broker/Dealer and Insurance Agent shall notify Distributor immediately in writing if Broker/Dealer and/or Insurance Agent fail to comply with any such terms and conditions and shall take such measures as may be necessary to comply with any such terms and conditions.

4.   Broker/Dealer and Insurance Agent Compliance

     (a) Broker/Dealer and Insurance Agent hereby represent and warrant that they are duly in compliance with all applicable federal and state securities laws and regulations, and all applicable insurance laws and regulations. Broker/Dealer and Insurance Agent each shall carry out their respective obligations under this Agreement in continued compliance with such laws and regulations. Broker/Dealer shall be responsible for securities training, supervision and control of the Agents in connection with their solicitation activities with respect to the Contracts and shall supervise Agents' compliance with applicable federal and state securities law and NASD requirements in connection with such solicitation activities. Broker/Dealer and Insurance Agent shall comply, and shall ensure that Agents comply, with the rules and procedures established by Life Company from time to time, and the rules set forth below, and Broker/Dealer and Insurance Agent shall be solely responsible for such compliance.

     (b) Broker/Dealer, Insurance Agent and Agents shall not offer or attempt to offer the Contracts, nor solicit applications for the Contracts, nor deliver Contracts, in any state or jurisdiction in which the Contracts may not lawfully be sold or offered for sale.

     (c) Broker/Dealer, Insurance Agent and Agents shall not solicit applications for the Contracts without delivering the Prospectus for the Contracts, the then-currently effective prospectus(es) for the underlying fund(s) and, where required by state insurance law, the then-currently effective statement of additional information for the Contracts.

     (d) Broker/Dealer, Insurance Agent and Agents shall not recommend the purchase of a Contract to an applicant unless each has reasonable grounds to believe that such purchase is suitable for the applicant in accordance with, among other things, applicable regulations of any state insurance commission, the SEC and the NASD.

     (e) Insurance Agent shall return promptly to Life Company all receipts for delivered Contracts, all undelivered contracts and all receipts for cancellation, in accordance with the requirements established by Life Company and/or as required under state insurance law. Upon issuance of a Contract by Life Company and delivery of such Contract to Insurance Agent, Insurance Agent shall promptly deliver such Contract to its purchaser. For purposes of this provision "promptly" shall be deemed to mean not later than five calendar days. Life Company will assume that a Contract will be delivered by Insurance Agent to the purchaser of such Contract within five calendar days for purposes of determining when to transfer premiums initially allocated to the Money Market Account available under such Contracts to the particular investment options specified by such purchaser. As a result, if purchasers exercise the free look provisions under such Contracts, Broker/Dealer shall indemnify Life Company for any loss incurred by Life Company that results from Insurance Agent's failure to deliver such Contracts to the purchasers within the contemplated five calendar day period.

     (f) In the event that Premiums are sent to Insurance Agent or Broker/Dealer, rather than to the Service Center, Insurance Agent and Broker/Dealer shall promptly (and in any event, not later than two business days) remit such Premiums to Life Company at the Service Center. Insurance Agent and Broker/Dealer acknowledge that if any Premium is held at any time by either of them, such Premium shall be held on behalf of the customer, and Insurance Agent or Broker/Dealer shall segregate such premium from their own funds and promptly (and in any event, within 2 business days) remit such Premium to Life Company. All such Premiums, whether by check, money order or wire, shall at all times be the property of Life Company.

     (g) Neither Broker/Dealer nor Insurance Agent, nor any of their directors, partners, officers, employees, registered persons, associated persons, agents or affiliated persons, in connection with the offer or sale of the Contracts, shall give any information or make any representations or statements, written or oral, concerning the Contracts, the underlying funds or fund Shares, other than information or representations contained in the Prospectuses, statements of additional information and Registration Statements for the Contracts, or a fund prospectus, or in reports or proxy statements therefor, or in promotional, sales or advertising material or other information supplied and approved in writing by Distributor and Life Company.

     (h) Broker/Dealer and Insurance Agent shall not use or implement any promotional, sales or advertising material relating to the Contracts without the prior written approval of Distributor and Life Company.

     (i) Broker/Dealer and Insurance Agent shall be solely responsible under applicable tax laws for the reporting of compensation paid to Agents.

     (j) Broker/Dealer and Insurance Agent each represent that it maintains and shall maintain such books and records concerning the activities of the Agents as may be required by the SEC, the NASD and any appropriate insurance regulatory agencies that have jurisdiction and that may be reasonably required by Life Company. Broker/Dealer and Insurance Agent shall make such books and records available to Life Company upon written request.

     (k) Broker/Dealer and Insurance Agent shall promptly furnish to Life Company or its authorized agent any reports and information that Life Company may reasonably request for the purpose of meeting Life Company's reporting and record keeping requirements under the insurance laws of any state, under any applicable federal and state securities laws, rules and regulations, and the rules of the NASD.

     (l) Broker/Dealer shall secure and maintain a fidelity bond (including coverage for larceny and embezzlement), issued by a reputable bonding company, covering all of its directors, officers, agents and employees who have access to funds of Insurance Company. This bond shall be maintained at Broker/Dealer's expense in at least the amount prescribed under Article III, Section 32 of the NASD Rules of Fair Practice. Broker/Dealer shall upon request provide Distributor with a copy of said bond. Broker/Dealer shall also secure and maintain errors and omissions insurance acceptable to Distributor and covering Broker/Dealer, Insurance Agent and Agents. Broker/Dealer hereby assigns any proceeds received from a fidelity bonding company, errors and omissions or other liability coverage, to Distributor or Life Company as their interests may appear, to the extent of their loss due to activities covered by the bond, policy or other liability coverage. If there is any deficiency amount, whether due to a deductible or otherwise, Broker/Dealer shall promptly pay such amount on demand. Broker/Dealer hereby indemnifies and holds harmless Distributor or Life Company from any such deficiency and from the costs of collection thereof, including reasonable attorneys' fees.

5.   Sales Materials

     (a) During the term of this Agreement, Distributor and Life Company will provide Broker/Dealer and Insurance Agent, without charge, with as many copies of Prospectuses (and any supplements thereto), current fund prospectus(es) (and any supplements thereto), and applications for the Contracts, as Broker/Dealer or Insurance Agent may reasonably request. Upon termination of this Agreement, Broker/Dealer and Insurance Agent will promptly return to Distributor any Prospectuses, applications, fund prospectuses, and other materials and supplies furnished by Distributor or Life Company to Broker/Dealer or Insurance Agent or to the Agents.

     (b) During the term of this Agreement, Distributor will be responsible for providing and approving all promotional, sales and advertising material to be used by Broker/Dealer and Insurance Agent. Distributor will file such materials or will cause such materials to be filed with the SEC, the NASD, and/or with any state securities regulatory authorities, as appropriate.

6.   Commission Agreement

     (a) During the term of this Agreement, Distributor and Life Company shall pay to Broker/Dealer or Insurance Agent, as applicable, commissions and fees set forth in Schedule 2 to this Agreement. The payment of such commissions and fees shall be subject to the terms and conditions of this Agreement and those set forth on Schedule 2. Schedule 2, including the commissions and fees therein, may be amended at any time, in any manner, and without prior notice, by Distributor or Life Company. Any amendment to Schedule 2 will be applicable to any Contract for which any application or Premium is received by the Service Center on or after the effective date of such amendment. However, Life Company reserves the right to amend such Schedule with respect to subsequent premiums and renewal commissions and the right to amend such Schedule pursuant to this subsection even after termination of this Agreement. Compensation with respect to any Contract shall be paid to Insurance Agent only for so long as Insurance Agent is the agent-of-record and maintains compliance with applicable state insurance laws and only while this Agreement is in effect.

     (b) No compensation shall be payable, and Broker-Dealer and Insurance Agent agree to reimburse Distributor and Life Company for any compensation that may have been paid to Broker-Dealer, Insurance Agent or any Agents in any of the following situations: (i) Insurance Company, in its sole discretion, determines not to issue the Contract applied for; (ii) Insurance company refunds the premiums upon the applicant's surrender or withdrawal pursuant to any "free-look" privilege; (iii) Insurance Company refunds the premiums paid by applicant as a result of a complaint by applicant; (iv) Insurance Company determines that any person soliciting an application who is required to be licensed or any other person or entity receiving compensation for soliciting applications or premiums for the Contracts is not or was not duly licensed as an insurance agent; or (v) any other situation listed on Schedule 2.

     (c) Agents shall have no interest in this Agreement or right to any commissions to be paid by Distributor or Life Company to Insurance Agent. Insurance Agent shall be solely responsible for the payment of any commission or consideration of any kind to Agents. Insurance Agent shall have no right to withhold or deduct any commission from any Premiums in respect of the Contract which it may collect unless and only to the extent that Schedule 2 of this Agreement permits Insurance Agent to net its commissions against Premiums collected. Insurance Agent shall have no interest in any compensation paid by Life Company to Distributor or any affiliate, now or hereafter, in connection with the sale of any Contracts hereunder.

7.   Term and Termination

     This Agreement may not be assigned except by written consent of the parties hereto and shall continue for an indefinite term, subject to the termination by any party hereto upon thirty days' advance written notice to the other parties, except that in the event Distributor or Broker/Dealer ceases to be a registered broker/dealer or a member of the NASD, or Insurance Agent ceases to be properly licensed, this Agreement shall immediately terminate. Upon its termination, all authorizations, rights and obligations under this Agreement shall cease, except the agreements in Sections 6, 8 and 10 which shall survive any such termination.

8.   Complaints and Investigations

     (a) Distributor, Life Company, Broker/Dealer and Insurance Agent shall cooperate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts marketed under this Agreement. In addition, Distributor, Life Company, Broker/Dealer and Insurance Agent shall cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to Distributor, Broker/Dealer, their Affiliates and their agents, to the extent that such investigation or proceeding related to the Contracts marketed under this Agreement. Without limiting the foregoing:

          (i) Broker/Dealer and Insurance Agent will be notified promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Distributor or Life Company with respect to Insurance Agent or any Agent which may affect the issuance of any Contract marketed under this Agreement.

          (ii) Broker/Dealer and Insurance Agent will promptly notify Distributor and Life Company of any written customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Broker/Dealer or Insurance Agent or their Affiliates with respect to themselves, their Affiliates, or any Agent in connection with any Contract marketed under this Agreement or any activity in connection with any such Contract.

     (b) In the case of a customer complaint, Distributor, Life Company, Broker/Dealer and Insurance Agent will cooperate in investigating such complaint and any response by Broker/Dealer or Insurance Agent to such complaint will be sent to Distributor and Life Company for approval not less than five business days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile.

9.   Modification of Agreement

     This Agreement supersedes all prior agreements, either oral or written, between the parties relating to the Contracts.

10.  Indemnification

     (a) Broker/Dealer and Insurance Agent, jointly and severally, shall indemnify and hold harmless Distributor and Life Company and each person who controls or is associated with Distributor or Life Company within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any reasonable amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any actual or alleged:

          (i) violation(s) by Broker/Dealer, Insurance Agent or an Agent of federal or state securities law or regulations, insurance law or regulation(s), or any rule or requirement of the NASD;

          (ii) unauthorized use of sales or advertising material, any oral or written misrepresentations, or any unlawful sales practices concerning the Contracts, by Broker/Dealer, Insurance Agent or an Agent;

          (iii) claims by the Agents or other agents or representatives of Insurance Agent or Broker//Dealer for commissions or other compensation or remuneration of any type;

          (iv) any failure on the part of Broker/Dealer, Insurance Agent, or an Agent to submit Premiums or applications to Life Company, or to submit the correct amount of a Premium, on a timely basis and in accordance with this Agreement;

          (v) any failure on the part of Broker/Dealer, Insurance Agent, or an Agent to deliver Contracts to purchasers thereof on a timely basis as set forth in Section 4(e) of this Agreement; or

          (vi) a breach by Broker/Dealer or Insurance Agent of any provision of this Agreement.

          This indemnification will be in addition to any liability which Broker/Dealer and Insurance Agent may otherwise have.

     (b) Distributor and Life Company, jointly and severally, shall indemnify and hold harmless Broker/Dealer and Insurance Agent and each person who controls or is associated with Broker/Dealer or Insurance Agent within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any reasonable amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon a breach by Distributor or Life Company of any provision of this Agreement. This indemnification will be in addition to any liability which Distributor and Life Company may otherwise have.

     (c) After receipt by a party entitled to indemnification ("indemnified party") under this Section 10 of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Section 10 ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this
          Section 10, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged as a result of the failure to give such notice. The indemnifying party will be entitled to participate in the defense of the indemnified party but such participation will not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses incurred by such indemnified party in defending himself or itself. The indemnification provisions contained in this Section 10 shall remain operative in full force and effect, regardless of any termination of this Agreement. A successor by law of Distributor or Life Company, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 10.

11.  Rights, Remedies, etc. are Cumulative

     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of either party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, nor shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

12.  Notices

     All notices hereunder are to be made in writing and shall be given:

     if to Distributor, to :            if to Life Company, to:

     MAP Investments, Inc.              United Investors Life Insurance Company
     9020 North May Avenue              2001 Third Avenue South
     Suite 290                          Birmingham, Alabama 35233
     Oklahoma City, OK 73120

     if to Broker/Dealer, to            If to Insurance Agent, to:


     -------------------------          --------------------------

     -------------------------          --------------------------

     -------------------------          --------------------------

     -------------------------          --------------------------

     or such other address as such party may hereafter specify in writing. Each such notice to a party shall be either hand delivered, transmitted by registered or certified United States mail with return receipt requested or by express courier, and shall be effective upon delivery.

13.  Interpretation, Jurisdiction, Etc.

     This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to the subject matter hereof. No prior writings by or between the parties hereto with respect to the subject matter hereof shall be used by either party in connection with the interpretation of any provision of this Agreement. This Agreement shall be construed and its provisions interpreted under and in accordance with the internal laws of the State of Illinois without giving effect to principles of conflict of laws.

14.  Arbitration

     Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

15.  Setoffs; Chargebacks

     Broker/Dealer and Insurance Agent hereby authorize Distributor and Life Company to set off from all amounts otherwise payable to Broker/Dealer and Insurance Agent all liabilities of Broker/Dealer, Insurance Agent or Agent. Broker/Dealer and Insurance Agent shall be jointly and severally liable for the payment of all monies due to Distributor and/or Life Company which may arise out of this Agreement or any other agreement between Broker/Dealer, Insurance Agent and Distributor or Life Company including, but not limited to, any liability for any chargebacks or for any amounts advanced by or otherwise due Distributor or Life Company hereunder. All such amounts shall be paid to the Distributor and Life Company within thirty days of written request therefore. Distributor and Life Company do not waive any of its other rights to pursue collection of any indebtedness owed by Broker/Dealer or Insurance Agent or its Agents to Distributor or Life Company. In the event Distributor or Life Company initiates legal action to collect any indebtedness of Broker/Dealer, Insurance Agent or its Agents, Broker/Dealer and Insurance Agent shall reimburse Distributor and Life Company for reasonable attorney fees and expenses in connection therewith.

16.  Headings

     The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

17.  Counterparts

     This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

18.  Severability

     This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been part hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                         UNITED INVESTORS LIFE INSURANCE COMPANY

                         By:
                            ------------------------------------

                         Name:
                              ----------------------------------

                         Title:
                               ---------------------------------

                         MAP INVESTMENTS, INC.

                         By:
                            ------------------------------------

                         Name:
                              ----------------------------------

                         Title:
                               ---------------------------------

                         [Broker/Dealer]

                         By:
                            ------------------------------------

                         Name:
                              ----------------------------------

                         Title:
                               ---------------------------------

                         [Insurance Agent]

                         By:
                            ------------------------------------

                         Name:
                              ----------------------------------

                         Title:
                               ---------------------------------